File No. 33-

                As filed with the Securities and Exchange Commission
                            on March 10, 1995

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549
                          -------------------
                               FORM S-8
                       REGISTRATION STATEMENT
                                Under
                        THE SECURITIES ACT OF 1933
                           -------------------

                        DAKA INTERNATIONAL, INC.
        (Exact Name of Registrant as Specified in Its Charter)

    DELAWARE                                              04-3024178
   (State or other Jurisdiction of                  (I.R.S. Employer
   Incorporation or Organization)             Identification Number)

           ONE CORPORATE PLACE, 55 FERNCROFT ROAD, DANVERS,MA  01923
              (Address of Principal Executive Offices)

                              (508) 774-9115
                      (Registrant's Telephone Number)

                         DAKA INTERNATIONAL, INC.
                        1994 EQUITY INCENTIVE PLAN
                         (Full Title of the Plan)

                            ------------------

                           William H. Baumhauer
                    Chairman and Chief Executive Officer

                         DAKA INTERNATIONAL, INC.
                           ONE CORPORATE PLACE
                             55 FERNCROFT ROAD
                     DANVERS, MASSACHUSETTS 01923-4001
                 (Name and Address of Agent for Service)

                             (508) 774-9115
      (Telephone Number, Including Area Code, of Agent for Service)

                           -------------------

                             With Copies to:

ETTORE A. SANTUCCI, P.C.                    CHARLES W. REDEPENNING, JR.
Goodwin, Proctor & Hoar                     DAKA International, Inc.
Exchange Place                              One Corporate Place
Boston, MA  02109                           55 Ferncroft Road
                                            Danvers, MA  01923-4001

                                PART I
Section 10(a) Prospectus

                         DAKA INTERNATIONAL, INC.

                     600,000 Shares of Common Stock

                      Offered in Connection with

                        DAKA INTERNATIONAL, INC.
                       1994 EQUITY INCENTIVE PLAN

        THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
               SECURITIES THAT HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933

The information set forth herein relates to an aggregate of 600,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of DAKA International, Inc. (the "Company") which have been reserved for issuance upon the exercise of options or the grant of other stock awards which are offered to officers, employees, and independent directors of the Company or its subsidiaries under the DAKA International, Inc. 1994 Equity Incentive Plan (the "Plan"). The information contained herein also relates to such additional shares of Common Stock as may be issuable under the Plan in the event of a stock dividend, stock-split, split-up, recapitalization or other similar event. See "Adjustments or Changes in Common Stock."

The Company's Common Stock is listed on the NASDAQ
National Market.

The date of this Plan Information Statement is March
10, 1995.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company has filed with the Securities and Exchange Commission registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares described herein (the "Registration Statement"). For further information, reference is made to the Registration Statement, including the documents incorporated by reference therein, which documents are also incorporated by reference in the Prospectus under the Securities Act. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference.

The Company will provide without charge to each participant in the Plan, on the written or oral request of such person, a copy of (i) any or all of the documents which have been or may be incorporated by reference in Item 3 of the Registration Statement relating to the shares described herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents, including, without limitation, the Company's annual report on Form 10-K and the Company's quarterly reports for the current fiscal year and (ii) any other documents required to be delivered to participants pursuant to Rule 428(b) under the Securities Act. Requests for such copies, as well as additional information about the Plan and its administrators, should be directed to the General Counsel of DAKA International, Inc., One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the statement contained herein to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of the information contained herein, except as so modified or superseded.

                      DESCRIPTION OF THE PLAN

The Plan

The Plan initially became effective as of August 25, 1994. The aggregate maximum number of shares for which options and awards may be issued under the Plan is 600,000 shares of Common Stock (of which no more than 150,000 shares shall be available for issuance in the form of Restricted Stock awards, Unrestricted Stock awards, or Performance Share awards, counted cumulatively, during the term of the Plan), subject to adjustments for changes in the Company's capitalization. No more than 100,000 shares will be issued to any one individual pursuant to stock options during any calendar year period. The Plan permits the granting of a variety of stock incentive awards based on Common Stock. Awards under the Plan include grants of stock options (both incentive options and non-qualified options), grants of restricted and unrestricted shares of Common Stock, and grants of performance shares. Shares attributable to certain expired or forfeited awards may be added back to the pool of shares of Common Stock reserved under the Plan and will be available for regrant. Awards under the Plan may be granted at any time. However, awards of incentive stock options may only be granted under the Plan through August 24, 2004.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

The description of the Plan contained in this Plan
Information Statement does not purport to be complete and reference is made to the Plan and to the award agreements, in such form as may be approved by the Committee from time to time pursuant to the Plan, for a full statement of the terms and provisions thereof.

Purpose

The purpose of the Plan is to encourage and enable the officers, employees, and directors of the Company and its subsidiaries, upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Administration of the Plan

The Plan is administered by the Compensation
Committee of the Board of Directors of the Company (the "Committee"), which consists of two or more Directors who are not employees of the Company or any subsidiary (the "Independent Directors"). The members of the Committee are listed in the Appendix to this Prospectus. All members of the Committee are required to be and are "Disinterested Persons," as that term is defined under the rules promulgated by the Securities and Exchange Commission and "Outside Directors," as that term is defined under Section 162(m) of the Code.

Subject to the terms of the Plan, the Committee has the power and authority to, among other things, select the individuals to whom awards under the Plan will be granted; to make any combination of awards to participants; to determine and modify the terms and conditions, including restrictions, of each award; to extend the period in which options may be exercised; and to enter into written agreements evidencing the terms of each award. The Committee's interpretations and decisions with regard thereto are final and conclusive.

All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

Eligibility

Persons eligible to participate in the Plan are those full- or part-time officers and other employees of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee in its sole discretion. Independent Directors of the Company are eligible to receive awards under the Plan on a limited basis.

Stock Options

The Plan permits the granting to Company employees of
(i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option granted to eligible Company employees is determined by the Committee, but, except as otherwise provided below, may not be less than 100% of the fair market value on the date of grant. The term "fair market value" with respect to a given date is generally defined as the closing price per share of Common Stock on such date, as reflected on the NASDAQ National Market.

To qualify as Incentive Options, options must meet additional federal tax requirements, including a maximum term of ten years, a minimum exercise price equal to the fair market value on the date of grant and a $100,000 limit on the value of shares which may become exercisable for the first time in any one year. In the case of certain large stockholders, the minimum exercise price of Incentive Options must equal 110% of fair market value on the date of grant and the maximum term is limited to five years. To the extent any option does not qualify as an Incentive Option, it will constitute a Non-Qualified Option.

An employee may, with the Committee's consent, elect to receive a Non-Qualified Option in lieu of cash bonus to which he may become entitled during the following calendar year pursuant to some other plan of the Company. Such an election must be made on or before the date set by the Committee, which date shall be no later than fifteen (15) days preceding January 1 of the calendar year in which the cash bonus would otherwise be paid and such election must irrevocably waive receipt of all or a portion of the cash bonus. Each employee making such an election will be granted a Non-Qualified Option on the date the waived cash bonus would have been paid. With respect to an employee who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), if the grant date is less than six (6) months and one (1) day from the date of election, such grant date will be delayed until the date which is six (6) months and one (1) day from the date of election. With respect to Non-Qualified Options granted in lieu of cash bonus, the option exercise price will be determined by the Committee but may not be less than 50% of the fair market value on the date of grant. The number of shares of stock subject to the Non-Qualified Option is determined by dividing the amount of the waived cash bonus by the difference between the fair market value of the stock on the date the option is granted and the exercise price per option.

The term of each option is fixed by the Committee. The
Committee also determines at what time or times each option becomes vested and exercisable and, subject to the terms of the Plan, the period of time, if any, after death, disability, or termination of employment during which options may be exercised. The Committee may accelerate the exercisability of any option at any time. Non-Qualified Options granted in lieu of cash bonus are exercisable immediately. All options will become immediately exercisable upon the occurrence of a Change of Control Event (defined below).

If an employee's employment terminates by reason of death, any previously granted options become fully exercisable and may be exercised within a period of 12 months after the employee's death. In the case of an employee whose employment terminates by reason of disability, options held by the employee become fully exercisable and may be exercised within a period of 12 months after such termination. If an employee's employment terminates by reason of retirement, options held by the employee may be exercised, to the extent they are exercisable at the time of the retirement, for 12 months after such termination. In the case of a retired or disabled employee's death during such 12-month period, such period will be extended six months after the employee's death. If an employee's employment with the Company terminates for cause, all options held by that employee under the Plan will terminate to the extent they have not been exercised. If an employee's employment terminates for any reason other than death, disability, retirement, or for cause, an option (to the extent otherwise exercisable) may be exercised at any time within three months after such termination. In any event, the option is subject to earlier termination by its terms.

At the discretion of the Committee, options granted to Company employees under the Plan may include a so-called "reload" feature pursuant to which an employee exercising an option by delivery of shares of Common Stock may be automatically granted an additional option to purchase that number of shares equal to the number delivered to exercise the original option.

Stock Options For Independent Directors

Each Independent Director actually serving as Director of the Company will automatically be granted on the fifth (5th) business day after each annual meeting of shareholders, beginning with the 1994 annual meeting, a Non-Qualified Option to acquire 1,500 shares of stock. The exercise price of such an option will be equal to the fair market value of the stock on the date the option is granted.

All such options granted to Independent Directors shall be exercisable beginning on the first anniversary of the date upon which such option was granted. However, no option granted to an Independent Director may be exercised more than ten years from the date of grant. The rights of an Independent Director in any options granted shall terminate six months after such Director ceases to be a Director, or on the stated term of the Option, if earlier. Options granted to an Independent Director and outstanding on the date of his death may be exercised for a period of six months from the date of death or until the expiration of the stated term of the Option, if earlier. If an Independent Director ceases to serve as a Director for cause (as defined in the Plan), such Director's rights in all options granted to him will terminate immediately.

General Provisions Pertaining To Stock Options

Stock options may be exercised in whole or in part.
Upon exercise, the option exercise price must be paid in full in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so determines, by delivery of shares of Common Stock that have been held by the optionee for at least six months. The exercise price may also be delivered to the Company by a broker pursuant to an irrevocable instruction to the broker from the optionee.

Performance Share Awards

The Plan permits the granting of shares of Common
Stock to employees of the Company or any subsidiary, subject to such performance goals as the Committee may determine ("Performance Shares"). Such awards may be in lieu of or in addition to awards of options, restricted stock or unrestricted stock under the Plan. Upon the satisfaction of any performance goals prescribed by the Committee, the participant shall receive shares of Common Stock.

A recipient of Performance Shares will have the rights of a shareholder only with respect to shares actually received by the participant and not with respect to shares that are subject to the satisfaction of performance goals. A participant's rights in all Performance Shares shall automatically terminate upon the participant's termination of employment for any reason.

Restricted Stock

The Committee may also make awards of restricted shares of Common Stock to any employee of the Company or any subsidiary, subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). Such awards may be in lieu of or in addition to awards of options or performance shares under the Plan. Awards of Restricted Stock may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance objectives and/or continued employment with the Company through a specified period. Upon the satisfaction of any conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock will lapse and the shares will be deemed vested in the participant.

A recipient of shares of Restricted Stock will have no rights with respect to such shares unless he accepts the award within 30 days of its grant. To accept the award, a recipient must execute a written instrument, in such form as the Committee determines, setting forth the terms and conditions to which the shares are subject. Such a written instrument may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock. At this time, the recipient must also make any required payments in connection with the purchase of the Restricted Stock.

In the case of an award of Restricted Stock, a certificate for the Restricted Stock granted will be issued in the employee's name but, unless the Committee determines otherwise, will be held by the Company for the benefit of the employee. Subject to the restrictions imposed by the Committee, the employee will have the rights of a shareholder with respect to the voting of the Restricted Stock. Shares of Restricted Stock may not be sold, assigned, or otherwise disposed of until all applicable conditions have been satisfied.

If a participant who holds Restricted Stock terminates employment for any reason other than death or disability prior to the lapse or waiver of the restrictions, the Company shall have the right to repurchase the shares or to require their forfeiture in exchange for the amount, if any, which the participant paid for them. Unless otherwise provided in the instrument evidencing the Restricted Stock award, the Company must exercise such right within 90 days following such termination of employment. If a participant's employment terminates due to death or disability, such participant will become fully vested in his Restricted Stock at the time of such termination to the extent such vesting is otherwise contingent only on continued service with the Company. However, if vesting is contingent on the attainment of pre-established performance goals, vesting shall remain dependent on the attainment of such goals.

Unrestricted Stock

The Committee may also grant (or sell at a purchase price determined by the Committee) shares of Common Stock which are free from any restrictions under the Plan ("Unrestricted
Stock") to any employee of the Company or any subsidiary in lieu of any cash compensation to such employee.

Transferability

In general, options and rights granted under the Plan will not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order under Section 414(p) of the Code. Options may be exercised during the holder's lifetime only by the holder.

Issuance of Common Stock

Shares to be issued under the Plan will be made directly by the Company and will be from authorized but unissued
Common Stock, from shares held in the Treasury of the Company, or from any other proper source. No fees or commissions will be charged in connection with the issuance of shares.

Change of Control

Upon the occurrence of certain Change of Control
Events, outstanding options will become immediately exercisable in full. In addition, outstanding Restricted Stock awards and Performance Share awards will be subject to any Change of Control provisions prescribed by the Committee at the time of grant.

A Change of Control Event includes (i) any person or group, with certain exceptions, acquiring the beneficial ownership of 50% or more of either the voting securities of the Company or the then outstanding shares of Stock of the Company,
(ii) a change in the composition of a majority of the Company's Board of Directors as it was composed on the date that the Plan was approved by the shareholders unless the selection or nomination of each of the new members was approved by a majority of the members of the Company's Board of Directors who were members on the date the Plan was approved by the shareholders, or (iii) approval by the Company's shareholders of a consolidation or merger where the shareholders of the Company would not beneficially own at least 80% of the voting shares of the corporation issuing cash or securities, any plan for the liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

Deferrals; Nature of Company's Obligations Under the Plan

The Committee may, in its discretion, require or permit participants to make elections to defer receipt of benefits under the Plan. In such event, the Committee may provide for the accrual of interest or dividends on benefits deferred under the Plan on such terms as the Committee may determine.

Unless the Committee expressly determines otherwise, participants in the Plan will have rights no greater than those of a general creditor of the Company. Generally, Plan participants will have the rights of a shareholder, such as voting and dividend rights, only with respect to shares actually issued in the name of the participant and not with respect to shares subject to awards which have not been exercised or for which Common Stock has not yet been issued.

Adjustments or Changes in Common Stock

The Committee will make appropriate adjustments in the number and kind (and the exercise or purchase price, if applicable) of shares of Common Stock remaining available for issuance under the Plan or subject to outstanding awards to reflect stock dividends, stock splits, split-ups, recapitalizations, and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments or may accelerate or, upon payment or other consideration for the vested portion of any award as the Committee, in its sole discretion, deems equitable in the circumstances, terminate such awards.

Tax Withholding

Plan participants are responsible for the payment of any federal, state, or local taxes which the Company is required by law to withhold from the value of any award. The Company may deduct any such taxes from any payment otherwise due to the participant. Participants may elect to have such tax obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an award under the Plan or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes. Such an election is subject to certain limitations for participants subject to the requirements of Section 16(b) of the Exchange Act.

Amendments and Termination

The Board of Directors may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same or a reduced exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. Any amendment that would increase the aggregate number of shares of Common Stock that may be issued, materially increase the benefits accruing to Plan participants, or materially modify the requirements regarding eligibility to participate under the Plan will be subject to approval by the Company's shareholders. In any event, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent.

Liens

There is no provision under the Plan or pursuant to any contract in connection therewith that would permit any person to create a lien on a participant's interest held under the Plan.

Restrictions on Reoffer or Resale of Common Stock

Any person may sell, pledge, transfer, hypothecate or otherwise dispose of his shares of Common Stock acquired pursuant to options or awards granted under the Plan in any manner lawfully permitted under federal and state securities laws so long as the conditions associated with such options or awards have been met.

The Registration Statement relating to the shares described herein does not apply to reoffers or resales by "affiliates" of the Company of shares of Common Stock acquired by them pursuant to options or awards granted under the Plan. Rule 405 under the Securities Act provides that an "affiliate" of the Company is "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company. Affiliates must effect such reoffers or resales either pursuant to an exemption from registration under the Securities Act (such as an exemption obtained through compliance with Rule 144) or pursuant to a separate prospectus covering such reoffer or resale. Persons who are not affiliates of the Company generally are entitled to make such reoffers or resales without restriction.

In addition, every person who is directly or indirectly the beneficial owner of more than ten percent of the outstanding shares of Common Stock, every director and every person who is an officer (within the meaning of Rule 16a-1) of the Company or, in certain circumstances, a subsidiary of the Company (a "Section 16(b) Person"), is subject to Sections 16(a) and 16(b) of the Exchange Act, which provide for, respectively,
(i) the reporting to the Securities and Exchange Commission of purchases and sales of the equity and derivative securities of the Company, including purchases pursuant to the exercise of stock options and (ii) the recovery of the difference between the prices of any purchase and sale or any sale and purchase of an equity or derivative security of the Company within a six-month period, without regard to offsetting losses. The rules are applied mechanically to maximize recoverable "profits" and may result in liability even though the overall trading actually resulted in a loss.

To avoid short-swing profits liabilities, each
Section 16(b) Person who participates in the Plan should keep in mind the following: (a) grants under the Plan will generally qualify as exempt purchases if the shares are held for at least six (6) months from the date of grants; (b) purchases (including grants and exercises of options and grants of other awards) under the Plan should be reported on the next Form 5 or an earlier Form 4; (c) sales of Common Stock purchased under the Plan should be reported on Form 4 within ten days after the end of the month in which the Common Stock is sold; and (d) any election of cash settlement of Common Stock to satisfy the tax withholding consequences should be made either during the quarterly window period or at least six months in advance. Please note that the foregoing is not meant to be a comprehensive description of the Section 16 rules.

The "inside information" provisions of the federal securities laws impose further restrictions on resales by any employee, whether or not the employee is an affiliate or an officer or a Director of the Company or any of its subsidiaries.

           TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

The following is a summary of the current principal
Federal income tax consequences of transactions under the Plan.
It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options

Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period of the stock. The employee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except by pledge or by transfer on death). If the disposition is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an incentive stock option may subject the employee to the alternative minimum tax.

An employee who surrenders shares of Common Stock in payment of the exercise price of his incentive stock option generally will not, under proposed Treasury Regulations, recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an incentive stock option in payment of the exercise price of another incentive stock option is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the employee to recognize ordinary income as discussed above.

Under proposed Treasury Regulations, all of the shares received by an employee upon exercise of an incentive stock option by surrendering shares of Common Stock will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of Common Stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the employee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The incentive stock option holding period for all shares will be the same as if the option had been exercised for cash.

An incentive stock option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a nonqualified option for federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

Non-Qualified Options

There are no federal income tax consequences to either the optionee or the Company on the grant of a non-qualified option. On the exercise of a non-qualified option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the Common Stock acquired upon exercise of a non-qualified option is increased by the amount of such taxable income. The Company will be entitled to a federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the Common Stock acquired by exercise of a non-qualified option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

Section 83 of the Code and the regulations thereunder provide that the date for reporting and determining the amount of ordinary income (and the Company's equivalent deduction) upon exercise of a non-qualified option and for the commencement of the holding period of the shares thereby acquired by an optionee who is a Section 16(b) Person will be delayed until the date that is the earlier of (i) six (6) months after the date of the exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the optionee being subject to such potential liability. Recent changes to the rules of the Securities and Exchange Commission under Section 16(b) exempt from application of Section 16(b) liability Common Stock acquired pursuant to the exercise of an option granted under the Plan, provided the stock underlying the option is not disposed of during the six-month period following the date of grant. As a result of these recent changes, the foregoing Section 83 rule will not apply unless the optionee exercises a non-qualified option within six months of the date of grant.

An optionee who surrenders shares of Common Stock in payment of the exercise price of a non-qualified option will not recognize gain or loss on his surrender of such shares. (Such an optionee will recognize ordinary income on the exercise of the non-qualified option as described above.) Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

Restricted Stock

Under the Code, an employee normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of Restricted Stock. At the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code) or become transferable, the employee will realize taxable ordinary income in an amount equal to the fair market value of such number of shares of Common Stock which have become nonforfeitable or transferable and the Company will be entitled to a deduction in the same amount, provided the Company complies with applicable withholding requirements. However, an employee may make an 83(b) Election and recognize taxable ordinary income in the year the shares of Restricted Stock are awarded in an amount equal to their fair market value at the time of the award, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in such year in the same amount, provided the Company complies with applicable withholding requirements, and any gain or loss realized by the employee upon the subsequent disposition of Common Stock will be capital gain or loss and will not result in any further deduction to the Company. Any dividends with respect to the shares of Restricted Stock that are paid or made available to an employee who has not made an 83(b) Election while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the employee and deductible by the Company when paid. If an 83(b) Election has been made with respect to the restricted shares, the dividends represent ordinary dividend income to the employee and are not deductible by the Company. If the employee makes an 83(b) Election and subsequently forfeits the shares, the employee is not entitled to a deduction as a consequence of such forfeiture, and the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

Unrestricted Stock

The recipient of Unrestricted Stock will generally be subject to tax at ordinary income rates on the fair market of the stock on the date that the stock is issued to the participant. The Company generally will be entitled to a deduction equal to the amount treated as compensation that is taxable as ordinary income to the recipient, provided it complies with applicable withholding requirements.

Performance Share Awards

There will be no federal income tax consequences to either the employee or the Company on the grant of a performance shares or during the period that such an award remains outstanding. Upon exercise of such an award, the Common Stock or cash received by the employee is taxable to the employee as ordinary income and the Company is entitled to a corresponding deduction, provided it complies with applicable withholding requirements. Upon the sale of any Common Stock acquired by exercise of a performance share award, the employee will realize long-term or short-term capital gain or loss, depending upon the holding period of such stock.

Parachute Payments

The termination of restrictions on Restricted Stock or the accelerated vesting of any option or performance share award due to the occurrence of a Change of Control Event may cause payments with respect to such Restricted Stock or accelerated vesting of options or performance share awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

Recent Tax Law Changes

As a result of new Section 162(m) of the Code, the Company's deduction for certain options and awards under the Plan may be limited to the extent that a "covered employee" (i.e., the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table of the Company's Proxy Statement) receives compensation (other than performance-based compensation) in excess of $1 million a year.

State and foreign tax consequences vary from jurisdiction to jurisdiction, and each employee should consult his own tax adviser as to the effect of these taxes, as well as the effect of the federal income tax, in his own particular case.

                               APPENDIX
                                  TO
                        DAKA INTERNATIONAL, INC.
                      1994 EQUITY INCENTIVE PLAN

Plan Administrators

The Plan is currently being administered by the Compensation Committee. The names and addresses of the members of the Compensation Committee are as follows:

                            Erline Belton
                     c/o DAKA International, Inc.
                          One Corporate Place
                            55 Ferncroft Road
                         Danvers, MA 01923-4001

                            Alan D. Schwartz
                      c/o DAKA International, Inc.
                          One Corporate Place
                             55 Ferncroft Road
                          Danvers, MA 01923-4001

                                E.L. Cox
                      c/o DAKA International, Inc.
                          One Corporate Place
                            55 Ferncroft Road
                           Danvers, MA 01923-4001

                              Eric C. Larson
                      c/o DAKA International, Inc.
                          One Corporate Place
                            55 Ferncroft Road
                          Danvers, MA 01923-4001

                             Timothy A. Dugan
                        c/o DAKA International, Inc.
                            One Corporate Place
                            55 Ferncroft Road
                          Danvers, MA 01923-4001

                        CALCULATION OF REGISTRATION FEE

                          Proposed         Proposed
Title of                  Maximum          Maximum
Securities   Amount       Offering         Aggregate     Amount of
to be        to be        Price            Offering      Registration
Registered   Registered   Per Share        Price         Fee
----------------------------------------------------------------------
Common Stock,
par value
$0.01
per share    600,000      $16.82 (2)<F2>   $10,092,000   $3,480
             shares(1)<F1>
----------------------------------------------------------------------

<F1>(1) Plus such additional shares as may be issuable under the 1994
        Equity Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

<F2>(2) This estimate is made pursuant to Rule 457(h)(1) of the Securities
        Act of 1993, as amended (the "Securities Act"), solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the high and low prices of the Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation/National Market System on March 2, 1995.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

DAKA International, Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through
(c) below, which have previously been filed with the Securities and Exchange Commission.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 2, 1994;

(b)(1) The Registrant's definitive Proxy Statement mailed in connection with its Annual Meeting of Stockholders held on December 7, 1994 pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act");

   (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;

   (3) The Registrant's Current Report on Form 8-K filed via EDGAR on February 23, 1995.

(c) The Registrant's Registration Statement on Form S-4 (No. 33-24819) as filed on October 7, 1988 and amended by Amendment No. 1, filed on October 13, 1988.

In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Proctor & Hoar, counsel to the Registrant.

Item 6.  Indemnification of Directors and Officer.

The Registrant is a Delaware corporation. Reference is made to Section 145(a) and Section 145(b) of the Delaware General Corporation Law, which enables a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorney's fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party my be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determinaiton that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by vote of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final deposition upon receipt of any undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Registrant. The By-laws further provide that such indemnification provisions are not exclusive.

Additionally, the Registrant's Certificate eliminates the personal liability of the Registrant's directors to the Registrant or the stockholders of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

(a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit
-------

4.1      Certificate of Incorporation*
4.3      By-laws*
5.1 Opinions of Counsel, as to the legality of the securities being registered.
10.1     The DAKA International, Inc. 1994 Equity Incentive Plan.
23.1(a)  Consent of Counsel (included in Exhibit 5.1 hereto).
23.1(b)  Consent of Independent Accountants.
24 Powers of Attorney (included in Part II of this registration statement).

*Incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-24819), as amended.

Item 9.  Undertakings.
(a)  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the terination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, the Commonwealth of Massachusetts, on March 9, 1995.

                                            DAKA INTERNATIONAL, INC.

                                            By:
                                               ---------------------------
                                               William H. Baumhauer,
                                               Chairman and Chief Executive
                                               Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Each person whose signature appears below constitutes and appoints William H. Baumhauer and Allen R. Maxwell and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature                          Title                        Date

---------------------------        Chairman, Chief Executive    March 9, 1995
William H. Baumhauer               Officer and Director
                                   (Principal Executive Officer)

---------------------------        President and Chief          March 9, 1995
Allen R. Maxwell                   Operating Officer

---------------------------        Senior Vice President,       March 9, 1995
Michael A. Woodhouse               Chief Financial Officer
                                   and Treasurer

---------------------------        Director                     March 9, 1995
E.L. Cox

---------------------------        Director                     March 9, 1995
Timothy A. Dugan

---------------------------        Director                     March 9, 1995
Eric C. Larson

---------------------------        Director                     March 9, 1995
Erline Belton

---------------------------        Director                     March 9, 1995
Alan D. Schwartz

                               EXHIBIT INDEX

Exhibit No.           Description

(4.1)                 Certificate of Incorporation*

(4.2)                 By-laws*

(5.1) Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.

(10.1)                The DAKA International, Inc. 1994 Equity Incentive Plan.

(23.1)(a)             Consent of Counsel (included in Exhibit 5.1 hereto).

(23.1)(b)             Consent of Deloitte & Touche, Independent Auditors.

(24) Powers of Attorney (included in Part II of this registration statement).

*Incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-24819), as amended.